Bylaws
                                       Of
                               Paracap Corporation

1.    Offices

      The principal office of the corporation in Nevada shall be located in Las Vegas, Nevada. The corporation may have such other offices and places of business, either within or outside Nevada, as the board of directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation required by Nevada law to be maintained in Nevada may be, but need not be, identical with the principal office if in Nevada, and the address of the registered office may be changed from time to time by the board of directors.

2.    Meetings; Voting.

      Section 2.1 Annual Meeting. Unless otherwise designated by the board of directors, the annual meeting of the shareholders shall be held at such time as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

      Section 2.2 Special Meetings. Special meetings of the shareholders for any purpose, unless otherwise prescribed by statute, may be called by the president, the board of directors or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. Any holder or holders of not less than one-tenth of all of the outstanding shares of the corporation who desire to call a special meeting pursuant to this Section
2.2 shall notify the president that a special meeting of the shareholders shall be called. Within thirty (30) days after notice to the president, the president shall set the date, time and location of a shareholders' meeting. The date set by the president shall be not less than thirty (30) nor more than one-hundred twenty (120) days after the date of notice to the president. If the president fails to set the date, time and location of the special meeting within the thirty (30)-day time period described above, the shareholder or shareholders calling the meeting shall set the date, time and location of the special meeting.

      Section 2.3 Place of Meeting. The board of directors may designate any place, either within or outside Nevada, as the place for any annual meeting or special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Nevada, as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the board, the place of meeting shall be the registered office of the corporation in Nevada.

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      Section 2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person Section
2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person

      Section 2.5 Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      Section 2.6 Organization. The president or any vice president shall call meetings of shareholders to order and act as chairman of such meetings. In the absence of said officers, any shareholder entitled to vote at that meeting, or any proxy of any such shareholder, may call the meeting to order and a chairman shall be elected by a majority of the shareholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairman shall act as secretary of such meeting.

      Section 2.7 Agenda and Procedure. The board of directors shall have the responsibility for establishing an agenda for each meeting of shareholders, subject to the rights of shareholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairman shall be charged with the orderly conduct of all meetings of shareholders; provided, however, that in the event of any difference in opinion with respect to the proper course of action which cannot be resolved by reference to statute, or to the articles of incorporation, or these bylaws, Robert's Rules of Order (as last revised) shall govern the disposition of the matter.

      Section 2.8 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide

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that the stock transfer books shall be closed for any stated period not exceeding fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately before such meeting. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the date for any such determination of shareholders, such date in any case to be not more than fifty
(50) days, and, in case of a meeting of shareholders, not less than ten (10) days before the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.8, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

      Section 2.9 Voting Records. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten (10) days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Any officer or agent having charge of the stock transfer books who fails to prepare the record of shareholders, or to keep it on file for a period of ten
(10) days before the meeting or to produce and keep it open for inspection at the meeting as provided in this section, is liable to any shareholder suffering damage due to the failure to the extent of the damage.

      Section 2.10 Quorum. Unless otherwise provided by the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If fewer than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice for a period not to exceed sixty (60) days at any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might

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have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders so that less than a quorum remains.

      If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

      Section 2.11 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or such shareholder's duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution unless otherwise provided in the proxy.

Section 2.12 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders, except as may be otherwise provided in the articles of incorporation. If the articles of incorporation provide for more or less than one vote for any share on any matter, every reference in the Nevada statutes to a majority or other proportion or number of hares shall refer to such a majority or other proportion or number of votes entitled to be cast with respect to such matter. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by such person, for as many persons as there are directors to be elected, and for whose election he has the right to vote unless the articles of incorporation otherwise provide. Cumulative voting shall not be allowed.

      Section 2.13      Voting of Shares by Certain Holders.

                 a. Neither treasury shares, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

                 Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

                 Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by such person, either in person or by proxy, but no

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trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

                 Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

                  A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares to transferred.

                  Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

                  b. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, those persons' acts with respect to voting shall have the following effect:

                  (i) If only one person votes, such person's act binds all;

                  (ii) If more than one person votes, the act of the majority so voting binds all;

                  (iii) If more than one person votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Nevada to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the court.

                  If an instrument filed with the secretary of the Corporation pursuant to this subsection b shows that a tenancy is held in unequal interests, a majority or even split for the purpose of this subsection b shall be a majority or even split in interest.

                  The provisions of this subsection b shall not apply if the secretary of the corporation is given written notice of alternate voting

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provisions and is furnished with a copy of the instrument or order appointing those persons or creating the relationship wherein alternate voting provisions are established.

      Section 2.14 Informal Action by Shareholders. Any action required or allowed to be taken at a meeting of the shareholders may be taken without a meeting provided that a consent in writing which describes the action so taken shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter of the consent, except that: (a) if any greater proportion of voting power is required for such action at a meeting, then the greater proportion of written consents is required; and (b) this provision for action by written consent does not supersede any specific provision for action by written consent contained in the Nevada statutes.

3.    Board of Directors.

      Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Nevada statutes or in the articles of incorporation.

      Section 3.2 Performance of Duties. A director of the corporation shall perform such director's duties as a director, including such director's duties as a member of any committee of the board upon which such director may serve, in good faith, in a manner such director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing such director's duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but such director shall not be considered to be acting in good faith if such director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs such person's duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups upon hose information, opinions, reports, and statements a director is entitled to rely are:

                  a. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  b. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

                  c. A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the articles of incorporation or

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the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

      Section 3.3 Number, Tenure and Qualifications. The number of directors of the corporation shall be as described in the articles of incorporation. The directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until such director's successor shall have been elected and qualified. Directors shall be eighteen (18) years of age or older, but need not be residents of Nevada or shareholders of the corporation. Directors shall be removable in the manner provided by the statutes of Nevada.

      Section 3.4 Resignation. Any director of the corporation may resign at any time by giving written notice of such director's resignation to the board of directors, the president, any vice president or the secretary of the corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

      Section 3.5 Removal. Except as otherwise provided in the articles of incorporation or in these bylaws, any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of stock entitled to vote for the election of directors of the corporation given at a special meeting of the shareholders called and held for such purpose. The vacancy in the board of directors caused by any such removal may be filled by the shareholders entitled to vote thereon at such meeting. If the shareholders at such meeting shall fail to fill the vacancy, the board of directors may do so as provided in this Section 3.5.

      Section 3.6 Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum except as otherwise provided herein. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at any annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office until the next annual meeting of shareholders and until such director's successor has been elected and has qualified.

      Section 3.7 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the

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same place as the annual meeting of shareholders. The board of directors may provide by resolution the time and place, either within or outside Nevada, for the holding of additional regular meetings without other notice than such resolution.

      Section 3.8 Special Meetings. Special meetings of the board of directors may be called by or at the request of the president or the director if the corporation has one director or any two directors if the corporation has two or more directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Nevada, as the place for holding any special meeting of the board of directors called by them.

      Section 3.9 Notice. Notice of any special meeting shall be given at least seven (7) days in advance of the meeting by written notice delivered personally or mailed to each director at such director's business address, or by notice given at least two days previously by telegraph, telex, electronic facsimile, electronic mail or other means of electronic data transmission. Mailed notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by any means of electronic data transmission, the Notice shall be deemed to be delivered when the Notice is received by the addressee. Any director may waive notice of any meeting. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting objects to the holding of the meeting or the transacting of business at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 3.10 Quorum. A majority of the number of directors elected and qualified at the time of the meeting shall constitute a quorum for the transaction of business at any such meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      Section 3.11 Manner of Acting.If a quorum is present, the affirmative vote of a majority of the directors present at the meeting and entitled to vote on that particular matter shall be the act of the board, unless the vote of a greater number is required by law or the articles of incorporation.

      Section 3.12 Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: such director's expenses, if any, of attendance at such meeting; a fixed sum for attendance at such meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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      Section 3.13 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director's dissent is entered in the minutes of the meeting or unless such director files such director's written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 3.14 Executive Committee. The board of directors, by resolution adopted by a majority of the number of directors elected and qualified at the time of the resolution, may designate two or more directors to constitute an executive committee, which shall have and may exercise all of the authority of the board of directors or such lesser authority as may be described in said resolution. No such delegation of authority shall operate to relieve the board of directors or any member of the board from any responsibility imposed by law.

      Section 3.15 Informal Action by Directors.Any action required or permitted to be taken at a meeting of the directors, executive committee or other committee of the directors may be taken without a meeting if a consent in writing which describes the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter.

      Section 3.16 Meetings by Telephone. One or more members of the board of directors or any committee of the directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

4.       Officers and Agents.

      Section 4.1 General. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may appoint one or more vice presidents and such other officers, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. One person may hold two or more offices. The officers of the corporation shall be eighteen (18) years of age or older. In all cases where the duties of any officer, agent or employee are not prescribed by the bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of (a) the

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president, and if a chairman of the board has been elected, then (b) the chairman of the board.

      Section 4.2 Election and Term of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until the first of the following occurs: until such officer's successor shall have been duly elected and shall have qualified; or until such officer's death; or until such officer shall resign; or until such officer shall have been removed in the manner hereinafter provided.

      Section 4.3 Removal. Any officer or agent may be removed by the board of directors or by the executive committee, if any, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 4.4 Vacancies. A vacancy in any office, however occurring, may be filled by the board of directors for the unexpired portion of the term.

      Section 4.5 President. The president shall, subject to the direction and supervision of the board of directors, be the chief executive officer of the corporation and shall have general and active control of its affairs and business and general supervision of its officers, agents and employees. The president shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by the president, or shall execute on behalf of the corporation written instruments appointing a proxy or proxies to represent the corporation, at all meetings of the stockholders of any other corporation in which the corporation shall hold any stock. The president may, on behalf of the corporation, in person or by substitute or by proxy, execute written waivers of notice and consents with respect to any such meetings. At all such meetings and otherwise, the president, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consents and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. The president shall have custody of the treasurer's bond, if any. If a chairman of the board has been elected, the chairman of the board shall have, subject to the direction and modification of the board of directors, all the same responsibilities, rights and obligations as described in these bylaws for the president.

      Section 4.6 Vice Presidents. The vice presidents, if any, shall assist the president and shall perform such duties as may be assigned to them by the president or by the board of directors. In the absence of the president, the vice president designated by the board of directors or (if there be no such

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designation) the vice president designated in writing by the president shall have the powers and perform the duties of the president. If no such designation shall be made all vice presidents may exercise such powers and perform such duties.

      Section 4.7 Secretary. The secretary shall perform the following: (a) keep the minutes of the proceedings of the shareholders, executive committee and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the board of directors; (d) keep at the corporation's registered office or principal place of business within or outside Nevada a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

      Section 4.8 Treasurer. The treasurer shall be the principal financial officer of the corporation and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and shall deposit the same in accordance with the instructions of the board of directors. The treasurer shall receive and give receipts and acquittances for monies paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity. The treasurer shall perform all other duties incident to the office of the treasurer and, upon request of the board, shall make such reports to it as may be required at any time. The treasurer shall, if required by the board, give the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of such treasurer's duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in the treasurer's possession or under the treasurer's control belonging to the corporation. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. The assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.

     The treasurer shall also be the principal accounting officer of the corporation. The treasurer shall prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and

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maintain an adequate system of internal audit, and prepare and furnish to the president and the board of directors statements of account showing the financial position of the corporation and the results of its operations.

      Section 4.9 Salaries. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

      Section 4.10 Bonds. If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of that officer's or agent's duties and offices.

5.       Stock.

Section 5.1 Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on such certificate may also be facsimiles if the certificate is either countersigned by a transfer agent other than the corporation itself or an employee of the corporation or registered by a registrar other than the corporation itself or an employee of the corporation. Except that if the corporation is governed by the rules of the New York Stock Exchange or by comparable rules of other regulated securities exchanges and it acts as its own transfer agent and/or registrar it shall be allowed to countersign its own certificates. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class or more than one series of any class shall describe on the face or back of the certificate or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

      Each certificate representing shares shall state the following upon its face: the name of the state of the corporation's organization; the date of the corporation's organization; the name of the person to whom issued; the number

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and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

      Section 5.2 Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, its date of issuance and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

      Section 5.3 Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof) as shall be fixed from time to time by the board of directors. That part of the surplus of a corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed the consideration for the issuance of such dividend shares. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares unless approved by the board of directors.

      Section 5.4 Cancellation of Certificates.All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

      Section 5.5 Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

      Section 5.6 Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its

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principal office or by its registrar duly appointed.

      The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Nevada.

      Section 5.7 Transfer Agents, Registrars and Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Nevada. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

6.    Indemnification of Officers and Directors.

      The corporation shall indemnify, to the full extent and in the manner permitted under the laws of Nevada and any other applicable laws, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation; such right of indemnification shall also be applicable to the executors, administrators and other similar legal representative of any such director or officer. The provisions of this Section shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification of this Section shall not affect any rights or obligations then existing with respect to any state of facts then existing or any action, suit or proceeding brought based in whole or in part upon any such state of facts. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or such person's legal representative may be entitled apart from the provisions of this Section. The following provisions shall govern indemnification under this Section:

      Section 6.1 Each person indemnified by the corporation must promptly after receipt of written notice of any demand or claim or the commencement of any action, suit or proceeding within the corporation's indemnification obligation shall immediately notify the corporation in writing.

      Section 6.2 The corporation shall have the right, by notifying the party who asserts a claim for indemnification within thirty (30) days after the corporation's receipt of the notice of the claim or demand, to assume the entire control of the defense, compromise, or settlement of the action, suit or proceeding, including employment of counsel of the corporation's choice. The

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party who asserts the right to indemnification under this Section shall have the right to participate, at such party's expense and with counsel of such party's choice, in the defense, compromise, or settlement of the matter.

      Section 6.3 The corporation's indemnification obligations shall be binding on the corporation and its successors and assigns and shall ensure to the benefit of and, where applicable, shall be binding on each party entitled to indemnification and each party's successors and assigns. The corporation may prospectively amend, modify or revoke the provisions of this Section concerning indemnification.

      Section 6.4 Each party entitled to indemnification under this Section expressly and unconditionally waives, in connection with any suit, action or proceeding brought by such party concerning indemnification under this Section, any and every right such person may have to: (a) injunctive relief; (b) a trial by jury; (c) interpose any counterclaim; and (d) have such suit, action or proceeding consolidated with any other or separate suit, action or proceeding. Nothing in this Section shall prevent or prohibit the corporation from instituting or maintaining a separate action against any party who asserts a claim for indemnification under this Section.

      Section 6.5 This indemnity provision and the rights and obligations of the parties under this Section shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Nevada applicable to the interpretation, construction and enforcement of indemnities (without giving effect to Nevada's principles of conflicts of law).

      Section 6.6 Each party who asserts a claim for indemnification under this
Section irrevocably submits to the jurisdiction of and venue in of any Nevada state court or United States District Court sitting in Washoe County, Nevada, over any suit, action or proceeding arising from or relating to indemnification under this Section, and agrees that any suit, action or proceeding concerning or relating to a claim for indemnification under this Section shall be commenced and maintained in such courts. Each such party agrees and consents that, in addition to any other methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding may be made by certified or registered mail, return receipt requested, directed to such person at such person's respective address, and such service shall be complete five (5) days after mailing.

7. Execution of Instruments; Loans; Checks and Endorsements; Deposits; Proxies.

      Section 7.1 Execution of Instruments. The president or any vice president shall have the power to execute and deliver on behalf of and in the name of the corporation any instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to

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

some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

      Section 7.2 Loans. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the Nevada statutes.

      No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

      Section 7.3 Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidence of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.

      Section 7.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

      Section 7.5 Proxies. Unless otherwise provided by resolution adopted by the board of directors, the president or any vice president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, association or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

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

      Section 7.6 Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

8.    Miscellaneous.

      Section 8.1 Waivers of Notice. Whenever notice is required by the Nevada statutes, by the articles of incorporation or by these bylaws, a waiver of the notice in writing signed by the director, shareholder or other person entitled to notice, whether before, at or after the time stated therein, or such person's appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

      Section 8.2 Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Nevada".

      Section 8.3 Fiscal Year. The fiscal year of the corporation shall be as established by the board of directors.

      Section 8.4 Amendments. The board of directors shall have the power to alter, amend or repeal the bylaws or adopt new bylaws of the corporation at any regular meeting of the board or at any special meeting called for that purpose, subject to repeal or change by action of the shareholders.

      Section 8.5 Emergency Bylaws. Subject to repeal or change by action of the shareholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the Nevada statutes.

      Adopted effective April 6, 2005.

                                                       -----------------------
                                                       Shirley Wong